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                                                                    EXHIBIT 10.1

                                 March 15, 2000

PennCorp Financial Group, Inc.
717 North Harwood Street
Dallas, Texas 75201
Attention: The Board of Directors

Gentleman:

                  Inverness/Phoenix Capital, LLC ("Inverness") and Vicuna Advisors, L.L.C., in its capacity as investment manager to certain Delaware entities ("Vicuna"), on behalf of the members of the Ad Hoc Committee of the Preferred Shareholders (the "Ad Hoc Committee") of PennCorp Financial Group, Inc. (the "Company") holding 74.6% of the Company's $3.375 Convertible Preferred Stock and $3.50 Series II Convertible Preferred Stock (collectively, the "Preferred Stock"), Bernard Rapoport ("Rapoport") and John Sharpe ("Sharpe" and together with Inverness, Vicuna and Rapoport, the "Offerors"), are pleased to submit this proposal to recapitalize the Company (the "Recapitalization") as outlined in the Summary of Terms and Conditions attached hereto as Exhibit A (the "Terms Summary"). Capitalized terms not otherwise defined in this letter shall have the meanings ascribed to them in the Terms Summary. This letter and the Terms Summary are intended to be a competing offer for an "Alternative Transaction" as such term is defined in the Order of the United States Bankruptcy Court, District of Delaware, dated February 28, 2000, with respect to the Bankruptcy (the "Sales Procedures Order").

                  In furtherance of the Recapitalization proposal, attached hereto is (i) a letter agree ment of Rapoport agreeing to purchase $20,000,000 of New Common, (ii) a letter agreement of Sharpe agreeing to purchase $3,000,000 of New Common, (iii) a standby underwriting commitment from Inverness and Vicuna with respect to the Rights Offering, (iv) definitive agreements from ING Barings with respect to the New Senior Facility, (v) a definitive reinsurance agreement from the Reinsurance Group of America Incorporated with respect to the financing of the reinsurance of SW Life's and SLT's deferred annuity blocks of business,
(vi) a Lock-up Agreement executed by each member of the Ad Hoc Committee memorializing its agreement to vote in favor of the Recapitalization, (vii) the Escrow Agreement (as defined below) executed by each Offeror, and (viii) the Form A of Inverness and Rapoport and the Form C of Vicuna submitted to the Texas Department of Insurance (the "Texas Filings"). The Texas Filings represent the only insurance regulatory approvals necessary to effect the Recapitalization, and the Texas Department of Insurance has indicated to the Offerors and the Company that it will approve the Texas Filings.

                  In connection with the foregoing, and in compliance with the Sales Procedures Order, on the date hereof, Inverness has paid $5,000,000 to Citibank, N.A. (the "Escrow Agent") to be held in escrow by the Escrow Agent after the date hereof pursuant to the terms of an escrow agreement in the form attached hereto as Exhibit B (the "Escrow Agreement"). Upon the Company's acceptance of this offer as the Final Accepted Offer (as defined in the Sales Procedure Order), the Offerors shall pay an additional $42,500,000 to the Escrow Agent to be held in the escrow by the Escrow Agent pursuant to the terms of the Escrow Agreement.


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                  This offer shall remain open through 11:59 p.m. Eastern time on March 24, 2000. Selection of this offer by the Company as the Final Accepted Offer shall constitute acceptance of this offer. Upon acceptance of this offer and payment by the Offerors of the additional $42,500,000 to the Escrow Agent,
(i) the Company and the Ad Hoc Committee shall co-propose a chapter 11 plan of reorganization for the Company incorporating the terms of the Recapitalization in the form of Annex I attached to the Terms Summary, (ii) the Company, the Offerors and the Ad Hoc Committee shall use their mutual commercially reasonable efforts to obtain confirmation of and to consummate such plan as soon as practicable and (iii) the Company shall withdraw its motion for, and cease its efforts to obtain, approval of the sale of SW Life and SLT. If you are in agreement with the foregoing, please execute this letter in the space provided below.


                                              Very truly yours,


                                              Inverness/Phoenix Capital, LLC

                                              By: /s/ JAMES C. COMIS
                                                 ---------------------
                                              Its: Managing Director
                                                  --------------------


                                              Vicuna Advisors, LLC, as
                                              investment advisor

                                              By: /s/ JOSH WELCH
                                                 ---------------------
                                              Its: Managing Member
                                                  --------------------

                                              /s/ BERNARD RAPOPORT
                                              ------------------------
                                              Bernard Rapoport

                                              /s/ JOHN SHARPE
                                              ------------------------
                                              John Sharpe


Agreed and Accepted:
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PENNCORP FINANCIAL GROUP, INC.

By: /s/ KEITH A. MAIB
   ------------------------
Its: President and Chief
     Executive Officer
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